PROMISSORY NOTE

$2,100,000.00

May 10, 2006

For value received, the undersigned OneTravel Holdings, Inc., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of Palisades Master Fund, L.P. (together with its successors and assigns, the "Lender") the principal amount of Two Million One Hundred Thousand Dollars ($2,100,000) or, if less, the aggregate outstanding principal amount of the Loan (as defined in the Letter Agreement referred to below) made by the Lender to the Borrower under the Letter Agreement described herein, together with interest on the unpaid principal amount of the Loan from the date of such Loan until such principal amount is paid in full, at such interest rates, and at such times, as are specified below.

This Promissory Note is (i) the Note referred to in, and is entitled to the benefits of, and is subject to the terms of, the Letter Agreement dated as of May 10, 2006 (as the same may be amended or modified from time to time, the "Letter Agreement"), among the Borrower and the Lender, and (ii) is secured by the collateral security described in the Letter Agreement and the Amended Security Agreement described therein. Capitalized terms used in this Promissory Note used herein and not otherwise defined have the meanings assigned to such terms in the Letter Agreement.

The Borrower shall repay the Loan in full on August 10, 2006 (the "Maturity Date"). The Borrower may from time to time prepay all or part of the principal amount of this Promissory Note.

The Borrower shall pay interest on the unpaid principal amount of the Loan, from the date the Loan was made until such principal amount shall be paid in full, at a per annum rate equal to 14.5% per annum, calculated on the basis of the actual number of days elapsed (including the first day, but excluding the last day) over a year of 360 days. Accrued interest shall be paid in full on the Maturity Date. In the event that any amount of the principal hereof or accrued interest on this Promissory Note is not paid in full when due, the Borrower shall pay to the Lender default interest, on demand, accruing on such unpaid amount until paid in full (to the extent permitted by applicable law) at a rate per annum equal to 16.5% per annum.

Both principal and interest are payable in lawful money of the United States to the Lender at the location or address specified by the Lender to the Borrower in same day funds. Whenever any payment falls due on a day which is not a Business Day, the due date for payment shall be extended to the next following Business Day. The Lender shall record payments of principal made under this Promissory Note, but no failure of the Lender to make such recordings shall affect the Borrower's repayment obligations under this Promissory Note.

The Letter Agreement provides for acceleration of payment of this Promissory Note on certain circumstances described therein, and the Borrower hereby waives presentment, demand, protest, notice of intent to accelerate, notice of acceleration, and any other notice of any kind as provided in the Letter Agreement, and agrees that no failure by the Lender to exercise, and no

delay in exercising, any rights hereunder or under the Letter Agreement shall operate as a waiver of such rights of such Lender.

THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

ONETRAVEL HOLDINGS, INC.

By: [signature]
Name: MARC E. BERCOON
Title: PRES.